SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 4, 2002
Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-33489	91-1144498
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

1201 Eastlake Avenue East, Seattle, WA 98102
(Address of principal executive offices)                     (Zip Code)

(206) 442-6600
(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

On October 4, 2002, ZymoGenetics, Inc. (“ZymoGenetics”) completed a sale and leaseback transaction involving the ZymoGenetics headquarter buildings located in Seattle, Washington pursuant to a Purchase and Sale Agreement, dated August 29, 2002. The three buildings, totaling approximately 158,000 rentable square feet, were acquired by two entities wholly owned by Alexandria Real Estate Equities, Inc. (“Alexandria”) for a total purchase price of $52,250,880. Simultaneously, ZymoGenetics agreed to lease the buildings from Alexandria for a period of 15 years, subject to further renewal options. The sale price for the properties and terms of the transaction were determined by good faith arms’ length negotiation between the parties.

On October 7, 2002, ZymoGenetics issued a press release announcing the sale and leaseback transaction, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

99.1	Press release issued October 7, 2002, announcing the completion of the sale and leaseback transaction by ZymoGenetics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Dated: October 18, 2002	By:	/s/ JAMES A. JOHNSON
James A. Johnson Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press release issued October 7, 2002, announcing the completion of the sale and leaseback transaction by ZymoGenetics, Inc.

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